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                               STOCK PURCHASE AGREEMENT

    This Purchase and Sale Agreement (the "Agreement") is made as of May 2, 1997, by and between Chase Manhattan Bank, John W. Kluge & Stuart Subotnick Trustees U/A DTD 5/30/84 As Amended made by and for John W. Kluge (the "Buyer") and Charles H. Robbins, an individual residing in Virginia (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

    WHEREAS, the Buyer intends to purchase from the Seller, and the Seller intends to sell to the Buyer, 300,000 shares (the "Shares") of PHP Healthcare Corporation's (the "Company") Common Stock, $.01 par value, on the terms and subject to the conditions herein provided;

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein made, and upon the terms and subject to the conditions herein contained, the Parties agree as follows:

                                      SECTION 1
                           Purchase and Sale of Shares

    1.1 Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, the Shares for the consideration specified below in this
Section 1.2.

    1.2 Purchase Price. The Buyer agrees to pay to the Seller, by wire transfer of same day funds, at the Closing (as defined in Section 2) $13.00 per share, for a total payment of $3,900,000.00 (the "Purchase Price"), to the account, or accounts, designated by the Seller in writing prior to the Closing (as defined herein).

    1.3 Taxes. The Buyer shall bear the cost of any documentary, stamp, sales, excise, transfer or other taxes payable (other than income taxes payable by the Seller) in respect of the sale of Shares.

                                      SECTION 2
                        Closing Dates; Delivery

    2.1 Closing Dates. The closing of the transactions contemplated by this Agreement shall be held at the offices of Tucker, Flyer & Lewis, 1615 L Street, N.W., Washington, D. C., or such other place as the Parties may agree, at no later than 2:00 p.m., local time, on the day which is one business day after the day on which the last of the conditions set forth in Section 5 and 6 shall have been

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satisfied or waived (the "Closing") or at such other time and place upon which the Seller and the Buyer shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

    2.2 Delivery. At the Closing, (i) the Seller will deliver to Buyer a certificate or certificate(s) for the Shares, and (ii) the Buyer will deliver via wire transfer to the Seller the Purchase Price specified in Section 1.2 above in immediately available funds. Each of the certificates shall be duly endorsed for transfer or accompanied by appropriate stock powers duly executed, in either case in favor of the Buyer.

                                      SECTION 3
              Representations, Warranties and Agreements of the Seller

    The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date:

    3.1 Ownership of Shares. The Seller owns the Shares free and clear of all liens, claims or encumbrances (except for the restrictions set forth in the Employment Agreement (the "Employment Agreement") dated February 24, 1997 by and between the Company and the Seller).

    3.2 Legal Capacity. The Seller has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder (except for the restrictions set forth in the Employment Agreement). This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Except as may be required by the Federal or state securities laws, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

    3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Seller is subject or (ii) except for the Employment Agreement, violate or result in a breach or constitute a default under the terms of any contract or agreement to which the Seller is a party.

    3.4 Brokers or Finders. The Seller has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Seller, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

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    3.5  Other Agreements.  Except for the Employment Agreement, the Seller is
not a party to any agreements, contracts, arrangements or understandings with respect to the transferability or voting of the Shares.

                                      SECTION 4
                  Representations and Warranties of the Buyer

    The Buyer hereby represents and warrants to the Seller that the Statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

    4.1 Accredited Investor. The Buyer is an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D, under the Securities Act of 1933, as amended (the "Securities Act").

    4.2 Purchase for Investment. The Buyer is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any public resale or other distribution thereof except in compliance with applicable securities laws. The Buyer understands that the Shares are not registered under the Securities Act or under any state or foreign securities laws.

    4.3 Access to Information. The Buyer acknowledges that it has reviewed all public information which it considers necessary or advisable to enable it to make a decision concerning its purchase of Shares.

    4.4 Legal Capacity. The Buyer has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Except as may be required by the Federal or state securities laws, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

    4.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Buyer is subject or (ii) except for the Employment Agreement, violate or result in a breach or constitute a default under the terms of any contract or agreement to which the Seller is a party.

    4.6 Brokers or Finders. The Buyer has not, and will not, incur, directly or indirectly, as a result of any action taken by such Buyer, any liability for brokerage

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or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

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                                      SECTION 5
                         Buyer's Conditions to Closing

    The Buyer's obligations to purchase the Shares at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective unless the Buyer consents in writing thereto:

    5.1 Representations and Warranties Correct. The representations and warranties made by the Seller in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date in all material respects.

    5.2 Compliance with State Securities Laws. The Seller shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares, or shall have the availability of exemptions therefrom.

    5.3 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits Buyer from consummating the transactions contemplated hereby.

    5.4 Opinion of Counsel for the Seller. The Seller shall have received an opinion from Tucker, Flyer & Lewis, counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer.

    5.5 Agreement with the Company. The Seller shall have entered into a valid and binding agreement with the Company, substantially in the form attached hereto as Exhibit 5.4, modifying the Employment Agreement, which (i) provides for the termination of the Put Right (as defined in the Employment Agreement) which was exercised by the Seller on April 30, 1997 and (ii) permits the sale of the Shares to the Buyer.

    5.6 No Claims. There are no claims pending or, to the knowledge of the Seller, threatened against or involving the Seller which individually or in the aggregate would have an material adverse effect on the transactions contemplated hereby.

    5.7 Registration Rights Agreement. The Buyer and the Company shall have entered into a Registration Rights Agreement, in the substantially the form attached hereto as Exhibit 5.6.

                                      SECTION 6
                   Seller's Conditions to Closing

    The Seller's obligation to sell and issue the Shares at the Closing Date is subject to the fulfillment as of the Closing Date of the following conditions, the waiver of which shall not be effective unless the Seller consents in writing thereto:

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    6.1  Representations.  The representations made by the Buyer in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date in all material respects, and the Seller shall have received on the Closing Date a certificate from the Buyer stating that all such representations and warranties are true and correct on the Closing Date in all material respects.

    6.2 Compliance with State Securities Laws. The Seller shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares or shall have the availability of exemptions therefrom.

    6.3 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits Seller from consummating the transactions contemplated hereby.

    6.4 Agreement with the Company. The Seller shall have entered into a valid and binding agreement with the Company, in the form attached hereto as
Exhibit I, modifying the Employment Agreement. The amendment to the Employment Agreement shall (i) provide for the termination of the Put Right (as defined in the Employment Agreement) which was exercised by the Seller on April 30, 1997 and (ii) permit for the sale of the Shares to the Buyer.

                                      SECTION 7
Restrictions on Transferability of Securities; Compliance with Securities Laws

    7.1 General Restrictions on Transferability. The Buyer shall not sell, assign, transfer or pledge the Shares, except upon satisfaction of the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Buyer will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares held by the Buyer to agree to take and hold such securities subject to the provisions and conditions of this Section 7.

    7.2 Restrictive Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, THE COMMON STOCK MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER

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         SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

The Buyer and any subsequent holder consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 7.

                                      SECTION 8
                                     Termination

    8.1 Termination. This Agreement may be terminated (as to the party electing to so terminate it) at any time prior to the Closing:

         a. by the Buyer if any of the conditions specified in Section 5 of this Agreement have not been met or waived by the Investor pursuant to the terms of this Agreement by May 7, 1997 or at such earlier date that it becomes apparent that any such condition can no longer be satisfied; or

         b. by the Seller if any of the conditions specified in Section 6 of this Agreement have not been met or waived by it pursuant to the terms of this Agreement by May 7, 1997 or at such earlier date that it becomes apparent that any such condition can no longer be satisfied.

                                      SECTION 9
                                    Miscellaneous

    9.1 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

    9.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

    9.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the Parties with regard to the subjects related to herein, and neither the Buyer nor the Seller shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

    9.4  Notices.  Any notice or other communication in connection with this

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Agreement shall be made in writing and served by personal delivery (including, without limitation, courier, Federal Express or other overnight messenger service), or mailed by United States certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Seller:

              Charles H. Robbins
              7720 Carlton Place
              Vienna, Virginia  22102

         Copies to:

              Stefan F. Tucker, Esq.
              Lawrence T. Yanowitch, Esq.
              Tucker, Flyer & Lewis
              1615 L Street, N.W.
              Suite 400
              Washington, D.C.  20036-5610

         If to the Buyer:

              John W. Kluge
              215 East 57th Street
              New York, NY

         Copies to:

              Metromedia Company
              One Meadowlands Plaza
              East Rutherford, NJ  07073
              Attn:  General Counsel

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually

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executing such counterparts, and all of which together shall constitute one instrument.

    9.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

    9.7 Headings. The titles and subtitles used in this Agreement are used for convenience only and should not be considered in construing or interpreting this Agreement.

    9.8 Expenses. The Buyer and the Seller shall each bear their own expenses with respect to this Agreement and the transactions contemplated hereby.

    9.9 Further Assurances. The Parties agree to use their best efforts to effectuate this Agreement and the transactions contemplated hereby.


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    IN WITNESS WHEREOF, each of the Parties hereto caused this Agreement to be executed on its behalf as of the date first above written.

                                       CHARLES H. ROBBINS

                                       /s/Charles H. Robbins
                                       Charles H. Robbins


                                       CHASE MANHATTAN BANK,
                                       JOHN W. KLUGE AND STUART
                                       SUBOTNICK, TRUSTEES U/A
                                       DTD 5/30/84 AS AMENDED
                                       MADE BY AND FOR JOHN W.
                                       KLUGE

                                       By: /s/ John W. Kluge
                                       John W. Kluge, Trustee